Exhibit 10.36

THIS OPTION AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR FILED OR REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR WITH THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, BUT ARE BEING ISSUED PURSUANT TO CERTAIN EXEMPTIONS THEREUNDER. THIS OPTION, AND SUCH SHARES OF COMMON STOCK, HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS OPTION, AND SUCH SHARES OF COMMON STOCK, ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM.

PUBLIC MEDIA WORKS, INC.

STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made as of October 1, 2005 (the “Grant Date”) between Public Media Works, Inc., a Delaware corporation (the “Company”), and George Mainas (the “Optionee”).

1. Option Grant; Exercise of Option. In connection with the Employment Agreement dated as of October 1, 2005 between the Company and Optionee, the Company hereby grants to Optionee an option (the “Option”) to purchase up to 1,000,000 shares of the Company’s common stock, $.0001 par value (the “Shares”), at an exercise price of $0.25 per share (the “Option Price”), with all such Options to vest as of the date of this Agreement.

The number of shares of Common Stock to be received upon the exercise of this Option and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of the Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as “Option Stock,” and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the “Exercise Price.” If the date on which the Optionee’s right to purchase Common Stock expires is a day on which national banks in Van Nuys, California, are authorized by law to close, then that right shall expire on the next succeeding day that is not such a day. The Optionee shall exercise all rights to purchase Common Stock by presenting and surrendering this Option to the Company or at the office of its stock transfer agent, if any, with the Purchase Form attached hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form.

2. Termination Options. The Options granted hereunder will expire, unless previously exercised in full, on or before October 1, 2008.

3. Reservation of Shares; Fractional Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Option such number of shares of Common Stock as shall be required for issuance or delivery upon exercise of this Option. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Option. If the Common Stock is listed or admitted to unlisted trading privileges, then the current value shall mean the closing price of the Common Stock on the last business day prior to the exercise if this Warrant. If the Common Stock is not listed or admitted to unlisted trading privileges, then the current value shall be an amount determined in such reasonable manner as may be prescribed by the Company’s board of directors.

4. Transfer, Assignment or Loss of Option.

(a) This Option and the Option Stock have not been filed or registered with the United States Securities and Exchange Commission or with the securities regulatory authority of any state. This Option and the Option Stock are subject to restrictions imposed by federal and state securities laws and regulations on transferability and resale, and may not be transferred assigned or resold except as permitted under the Securities Act of 1933, as amended (the “Act”), and the applicable state securities laws, pursuant to registration thereunder or exemption therefrom. This Option may not be transferred or assigned by Optionee.

(b) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and in the case of loss, theft or destruction of reasonably satisfactory indemnification, and upon surrender and cancellation of this Option in the case of mutilation, the Company will execute and deliver a new Option of like tenor and date. Any such new Option executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Option so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

(c) The Company may cause any legend required under the Act and applicable state securities laws, or advisable in the opinion of its legal counsel, to be set forth on each Option, on each certificate representing Option Stock, and on any other security issued or issuable upon exercise of this Option.

5. Rights of the Optionee. The Optionee shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Optionee as the holder of this Option are limited to those expressed in this Option.

6. Anti-Dilution Provisions. If the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, then the Exercise Price in effect immediately prior to that subdivision or the issuance of that dividend shall be proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock, then the Exercise Price in effect immediately prior to that combination shall be proportionately increased, effective at the close of business on the date of the subdivision, dividend or combination, as the case may be.

7. Representations of Optionee. The Company is issuing this Option to Optionee, and any and all Option Stock to Optionee, in reliance upon the following representations made by Optionee, as of the date of this Option, and the date of each exercise of this Option:

(a) Optionee is an “accredited investor” within the meanings set forth in Regulation D of the Securities Act of 1933, as amended.

(b) Optionee (i) has had, and continues to have, access to detailed information with respect to the business, financial condition, results of operations and prospects of the Company; (ii) has received or has been provided access to all material information concerning the Company; and (iii) has been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers, directors and representatives of the Company to the extent necessary to evaluate the merits and risks related to equity in the Company represented by the Option and Option Stock.

(c) As a result of Optionee’s study of the aforementioned information and his prior overall experience in financial matters, and his familiarity with the nature of businesses such as the Company, Optionee is properly able to evaluate the capital structure of the Company, the business of the Company, and the risks inherent therein.

(d) Optionee’s investment in the Company pursuant to this Option and Option Stock is consistent, in both nature and amount, with his overall investment program and financial condition.

(e) Optionee’s financial condition is such that he can afford to bear the economic risk of holding the Option and Option tock and to suffer a complete loss of his investment in the Company represented by the Option Stock.

(f) Optionee’s principal residence is as set forth on the signature page hereto.

8. Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Option) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Optionee shall have the right thereafter, by exercising this Option, to purchase the kind and amount of shares of stock and other securities and property receivable upon such classification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Option. The foregoing provisions of this Section 8 similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 8 hereof with the amount of the consideration received upon the issue thereof being determined by the Company’s board of directors, such determination to be final and binding on the Optionee.

9. Miscellaneous.

(a) All notices given under this Option shall be in writing, addressed to the Company at 14759 Oxnard Blvd., Van Nuys, California 91411, and to the Optionee at the Optionee’s address set forth is the Company’s records, or at such other address as a party may specify by notice given in accordance with this paragraph, and shall be effective on the earliest of (i) the date received, or (ii) if given by facsimile transmittal with receipt electronically confirmed on the date given if transmitted before 5:00 p.m., the recipient’s time, otherwise it is effective the next day, or (iii) on the second business day after delivery to a major international air delivery or air courier service (such as Federal Express or Network Couriers).

(b) This Option is binding on and, except for the limitations on transfer and assignment contained in Section 4, shall inure to the benefit of the successors in interest of the Company and the Optionee, respectively.

(c) This Agreement constitutes and contains the entire agreement and understanding concerning the grant of options to Optionee, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the granting or issuance of any options or equity to Optionee in connection with Optionee’s employment with the Company. This Agreement may only be modified or amended by a mutually executed written agreement between Optionee and the Company.

(d) This Option shall be construed and enforced in accordance with the laws of California.

(e) Any controversy or claim arising out of or relating to this Agreement (whether in contract or tort, or both) shall be determined by binding arbitration at Van Nuys, California, in accordance with the commercial arbitration rules of the American Arbitration Association, by a panel of three arbitrators, one chosen by each of the parties and the third by the two so chosen. If the two arbitrators cannot agree on a third, then the third shall be appointed in accordance with such rules. The prevailing party in any arbitration proceeding shall be awarded reasonable attorneys fees and costs of the proceeding. The arbitration award shall be final, and may be entered in and enforced by any court having jurisdiction.

This Option is dated and effective as of October 1, 2005.

COMPANY:		OPTIONEE:

Public Media Works, Inc.

By:	/s/ CORBIN BERNSEN	/s/ GEORGE MAINAS
	Corbin Bernsen	George Mainas
President

Principal Residence: